Exhibit 4.1

     THIRD SUPPLEMENTAL INDENTURE, dated as of February 20, 2004 (this "Third Supplemental Indenture"), among AIRGATE PCS, INC., a Delaware corporation, as Issuer (the "Company"), AGW LEASING COMPANY, INC., a Delaware corporation, ("AGW"), AIRGATE SERVICE COMPANY, INC., a Delaware corporation, ("ASC"), AIRGATE NETWORK SERVICES, LLC, a Delaware limited liability company, ("ANS" and, together with AGW and ASC, the "Guarantors"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly d/b/a Bankers Trust Company), a New York banking corporation, as Trustee (the "Trustee"), to the Indenture, dated as of September 30, 1999, among the Company, AGW and the Trustee (as amended by the first Supplemental Indenture, dated as of September 30, 2000, among the Company, ANS and the Trustee, and the second Supplemental Indenture, dated as of April 1, 2002, among the Company, ASC and the Trustee, the "Indenture").

                                    RECITALS

     WHEREAS, pursuant to and in accordance with the terms of the Indenture, the Company established and issued debt securities denominated as the "13.5% Senior Subordinated Discount Notes due 2009" (the "Old Notes");

     WHEREAS, there are now outstanding under the Indenture, Old Securities in the aggregate principal amount due at maturity of $300,000,000;

     WHEREAS, the Company has offered to exchange all $300,000,000 of the outstanding Old Securities (the "Exchange Offer") for newly-issued shares of the Company's common stock (the "Common Stock") and newly-issued debt securities denominated as the "9 3/8% Senior Subordinated Secured Notes due 2009" (the "New Notes");

     WHEREAS, the Exchange Offer was commenced by the Company pursuant to its Prospectus and Solicitation Statement, dated January 14, 2004 (as the same may be amended and supplemented through the date hereof, the "Public Offer to Exchange") and its Offering Memorandum and Solicitation Statement, dated January 14, 2004 (as the same may be amended and supplemented through the date hereof, the "Private Offer to Exchange," and together with the Public Offer to Exchange, the "Offer to Exchange");

     WHEREAS, in connection with the Exchange Offer, the Company solicited consents ("Consents") from the holders of the Old Notes (the "Holders") to the proposed amendments (the "Proposed Amendments") to the Indenture, as described in the Offer to Exchange (the "Consent Solicitation");

     WHEREAS, the Proposed Amendments will (1) eliminate substantially all of the restrictive covenants in the Indenture (the "Covenant Elimination") and (2) release the Collateral (as defined in the Pledge Agreement) from the lien created by Article II of the Pledge Agreement, dated as of September 30, 1999, between the Company and the Trustee (the "Pledge Agreement") (the "Collateral Release");

     WHEREAS,   this  Third  Supplemental   Indenture   evidences  the  Proposed
Amendments described in the Offer to Exchange;

     WHEREAS, in accordance with Section 9.2 of the Indenture, for the Proposed Amendments relating to the Covenant Elimination (the "Majority Proposed Amendments") to be effective, the Holders of at least a majority in aggregate Accreted Value (as defined in the Indenture) of the Old Notes then outstanding shall have consented to such Majority Proposed Amendments;

     WHEREAS, in accordance with Section 9.2 of the Indenture, for the Proposed Amendment relating to the Collateral Release (the "Supermajority Proposed Amendment") to be effective, the Holders of at least 75% in aggregate Accreted Value of the Old Notes then outstanding shall have consented to such Supermajority Proposed Amendment;

     WHEREAS, the Holders of a majority in aggregate Accreted Value of the Old Notes outstanding on the date hereof have consented to the Majority Proposed Amendments effected by this Third Supplemental Indenture;

     WHEREAS, the Holders of at least 75% in aggregate Accreted Value of the Old Securities outstanding on the date hereof have consented to the Supermajority Proposed Amendment effected by this Third Supplemental Indenture; and

     WHEREAS, all things necessary to make this Third Supplemental Indenture a legal, valid, binding and enforceable agreement, in accordance with the terms of the Indenture, have been done, including delivery to the Trustee no later than the date hereof of the Officer's Certificate, Opinion of Counsel, and Board Resolution required by Section 9.2 of the Indenture, and all amounts due and owing to the Trustee (including counsel fees) have been paid.

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH, that, for and in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   AGREEMENTS

Section 1. Proposed Amendments.

          (a) Majority Proposed Amendments. The Indenture is hereby amended by deleting therefrom the following provisions in their entirety:

         ----------------------------------- -----------------------------------
         Existing Section Number             Heading
         ----------------------------------- -----------------------------------

         Section 4.3                         Commission Reports

         ----------------------------------- -----------------------------------

         Section 4.4                         Compliance Certificate

         ----------------------------------- -----------------------------------

         Section 4.5                         Taxes

         ----------------------------------- -----------------------------------

         Section 4.7                         Limitation on Restricted Payments

         ----------------------------------- -----------------------------------

         Section 4.8 Dividends and Other Payment Restrictions Affecting Subsidiaries

         ----------------------------------- -----------------------------------

         Section 4.9                         Limitation on Incurrence of
                                             Indebtedness and Issuance of
                                             Preferred Stock

         ----------------------------------- -----------------------------------

         Section 4.10                        Asset Sales

         ----------------------------------- -----------------------------------

         Section 4.11                        Transactions with Affiliates

         ----------------------------------- -----------------------------------

         Section 4.12                        Liens

         ----------------------------------- -----------------------------------

         Section 4.13                        Sale and Leaseback Transactions

         ----------------------------------- -----------------------------------

         Section 4.14                        Offer to Purchase Upon Change of
                                             Control

         ----------------------------------- -----------------------------------

         Section 4.15                        Corporate Existence

         ----------------------------------- -----------------------------------

         Section 4.16 Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

         ----------------------------------- -----------------------------------

         Section 4.17                        Business Activities

         ----------------------------------- -----------------------------------

         Section 4.18                        Payment for Consents

         ----------------------------------- -----------------------------------

         Section 4.19                        No Senior Subordinated Debt

         ----------------------------------- -----------------------------------

         Section 4.20                        Additional Guarantees

         ----------------------------------- -----------------------------------

         Section 4.21                        Designation of Restricted and
                                             Unrestricted Subsidiaries

         ----------------------------------- -----------------------------------

         Section 4.22                        Further Instruments and Acts

         ----------------------------------- -----------------------------------

         Section 6.1(iii)                    Events of Default
         ----------------------------------- -----------------------------------

         Section 6.1(iv)                     Events of Default
         ----------------------------------- -----------------------------------

         Section 6.1(v)                      Events of Default
         ----------------------------------- -----------------------------------

         Section 6.1(vi)                     Events of Default
         ----------------------------------- -----------------------------------

         Section 6.1(vii)                    Events of Default
         ----------------------------------- -----------------------------------

         Section 6.1 (viii)                  Events of Default
         ----------------------------------- -----------------------------------

         Section 6.1 (ix)                    Events of Default
         ----------------------------------- -----------------------------------

         Section 6.1(x)                      Events of Default
         ----------------------------------- -----------------------------------

         Section 6.1(xi)                     Events of Default
         ----------------------------------- -----------------------------------

          (b) Supermajority Proposed Amendments. The Pledge Agreement is hereby amended by deleting therefrom Article II in its entirety.

          (c) Each of the following provisions of the Indenture is hereby renumbered as indicated below:

         -----------------------  ---------------------  ----------------------
         Existing Section Number   New Section Number          Heading
         -----------------------  ---------------------  ----------------------

         Section 4.6               Section 4.3             Stay, Extension and
                                                           Usury Laws
         ------------------------------- ------------------------------ --------

          (d) Any definitions used exclusively in the deleted provisions of the Indenture set forth in paragraph (a) of this Section 1 are hereby deleted in their entirety from the Indenture.

Section 2. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

Section 3. Effective Date. This Third Supplemental Indenture shall become effective as of the date hereof.

Section 4. Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 5. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 6. Third Supplemental Indenture is an Amendment to Indenture. This Third Supplemental Indenture is an amendment to the Indenture. The Indenture and this Third Supplemental Indenture shall be read together from and after the date hereof.

Section 7. Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 8. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The statements and recitals herein shall be deemed to be those of the Company and the Guarantors and not those of the Trustee.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.


                                AIRGATE PCS, INC.


                                By: /s/  Thomas M. Dougherty
                                    ---------------------------
                                   Name: Thomas M. Dougherty
                                   Title: President and Chief Executive Officer

                                AGW LEASING COMPANY, INC.


                                By: /s/  Thomas M. Dougherty
                                   ---------------------------
                                   Name: Thomas M. Dougherty
                                   Title: President and Chief Executive Officer

                                AIRGATE NETWORK SERVICES, LLC


                                By: /s/  Thomas M. Dougherty
                                    --------------------------
                                   Name: Thomas M. Dougherty
                                   Title: President and Chief Executive Officer

                                AIRGATE SERVICE COMPANY, INC.


                                By: /s/  Thomas M. Dougherty
                                    ---------------------------
                                   Name: Thomas M. Dougherty
                                   Title: President and Chief Executive Officer

                                DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                as Trustee


                                By: /s/  Dorothy Robinson
                                    ------------------------
                                    Name: Dorothy Robinson
                                    Title: Vice President